SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) May 31, 1996



                          MEDIC COMPUTER SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



                                 North Carolina
                 (State or other jurisdiction of incorporation)


         0-20183                                     56-1306083
   (Commission file Number)                    (IRS Employer ID Number)


8601 Six Forks Road, Raleigh, North Carolina                           27615
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code  919/ 847-8102


                                       N/A
          (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets.

         (a) Pursuant to an Agreement of Merger dated as of May 31, 1996 (the "Merger Agreement"), by and among Medic Computer Systems, Inc., a North Carolina corporation ("Medic"), CompuSystems Acquisition Corporation, a North Carolina corporation and a wholly owned subsidiary of Medic ("Acquisition"),
CompuSystems, Inc., a South Carolina corporation ("CompuSystems"), Nexsen B. Johnson and Eugene F. Gallogly (the "Exchanging Stockholders") and Sylvia Johnson (together with Nexsen B. Johnson, the "Premises Stockholders"), Acquisition was merged with and into CompuSystems (the "Merger") effective May 31, 1996 (the "Effective Time"). At the Effective Time, each of the 40,000 shares of common stock, $1.00 par value per share, of CompuSystems ("CompuSystems Common Stock") outstanding immediately prior to the Effective Time was converted into the right to receive shares of the common stock, $.01 par value per share, of Medic ("Medic Common Stock"). In the Merger, each share of CompuSystems Common Stock was converted into the right to receive 8.68055 shares of Medic Common Stock. At the time of the Merger, an aggregate of 347,222 shares of Medic Common Stock (the "Merger Shares") were issued to the Exchanging Stockholders. Also pursuant to the Merger, Medic acquired from the Premises Stockholders the land and building in which CompuSystems conducts its business in South Carolina, for which the Premises Stockholders received an aggregate of 12,222 shares of Medic Common Stock (the "Premises Shares"), subject to adjustment upon completion of an appraisal and survey of the property. Under the terms of the Merger Agreement, 10% of the Merger Shares and Premises Shares (the "Holdback Shares") are being held in trust by Medic for the Exchanging Stockholders and the Premises Stockholders, respectively. Any obligation of the Exchanging Stockholders or the Premises Stockholders under the Merger Agreement to indemnify Medic against certain liabilities specified thereunder are to be satisfied solely from the Holdback Shares.

         At the Effective Time, Acquisition ceased to exist, and each share of its capital stock outstanding was converted into one share of capital stock of CompuSystems. CompuSystems was the surviving corporation of the Merger and is now a wholly owned subsidiary of Medic.

         Prior to the Merger, there were no material relationships between any CompuSystems Stockholder and Medic or any of its affiliates or directors or officers, or any associate of any such director or officer. As a result of the Merger, Nexsen B. Johnson, who had been President of CompuSystems, became Executive Manager and Vice President of CompuSystems and Eugene F. Gallogly, who had been Sales Manager of CompuSystems, became Vice President, Sales, of CompuSystems.






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         The foregoing description of the Merger is qualified in its entirety by reference to Exhibit 2.6 attached hereto and incorporated herein by reference.

         (b) Pursuant to the Merger, Medic acquired all of the capital stock of CompuSystems and CompuSystems became a wholly owned subsidiary of Medic. Like Medic, CompuSystems develops, markets and supports physician practice management systems. Both Medic and CompuSystems will continue to develop, market and support physician practice management systems in their respective geographic areas.


Item 7.  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. At the time of the filing of this Report, it is impracticable for the Registrant to provide any of the financial statements for the acquired business required by Item 7 of Form 8-K promulgated by the Commission under the Securities Exchange Act of 1934, as amended (the "Act"). Accordingly, the Registrant will file the required financial statements as soon as practicable, but not later than August 14, 1996, as required by such
                  Item 7.

(b) Pro Forma Financial Information. At the time of the filing of this Report, it is impracticable for the Registrant to provide any of the pro forma financial information required by Item 7 of Form 8-K promulgated by the Commission under the Act. Accordingly, the Registrant will file the required pro forma financial information as soon as practicable, but not later than August 14, 1996, as required by such Item 7.

(c)               Exhibits.

         2.6 Agreement of Merger dated as of May 31, 1996, by and among the Registrant, CompuSystems Acquisition
                  Corporation, CompuSystems, Inc., Nexsen B. Johnson, Eugene F. Gallogly and Sylvia Johnson.

    3.5, 4.6 Articles of Merger of CompuSystems Acquisition Corporation into CompuSystems, Inc.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MEDIC COMPUTER SYSTEMS, INC.



Date: June 13, 1996                         /s/ Luanne L. Roth
                                            ------------------
                                            Luanne L. Roth
                                            Vice President, Chief Financial
                                            Officer, Secretary and Treasurer
                                            (Principal Financial and
                                             Accounting Officer)



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                                  EXHIBIT INDEX
                                       TO
                             FORM 8-K CURRENT REPORT


Exhibit                                                               Page
Number                       Description                             Number

2.6                 Agreement of Merger dated as of May 31,
                    1996, by and among the Registrant,
                    CompuSystems Acquisition Corporation,
                    CompuSystems, Inc., Nexsen B. Johnson,
                    Eugene F. Gallogly and Sylvia Johnson.

3.5, 4.6            Articles of Merger of CompuSystems
                    Acquisition Corporation into CompuSystems,
                    Inc.